Exhibit 99.1

Unaudited Pro Forma Condensed Consolidated Financial Information

This unaudited pro forma condensed consolidated financial income satement has been prepared to reflect Regency Energy Partners LP’s (“the Partnership”) disposition of Regency Intrastate Gas LP as described in Item 1.01 of Form 8-K filed on March 18, 2009.  This disposition enabled the Partnership to form a joint venture securing financing for the Partnership’s Haynesville Expansion Project.

The Partnership applied the guidance of Statement of Financial Accounting Standard No. 141 (R), “Business Combinations.”  The pro forma adjustments were prepared applying the rules established by the Securities and Exchange Commission in Article 11 of Regulation S-X.

The income statement for the three-month period ended March 31, 2009 reflects the pro forma adjustments as though the disposition occurred on January 1, 2008.  No pro forma balance sheet is required, as the transaction is reflected on the Partnership’s balance sheet as of March 31, 2009 filed on Form 10-Q.

The historical financial information included in the column entitled “March 31, 2009” was derived from the Partnership’s financial statements included in its Form 10-Q for the three-month period ended March 31, 2009.

The historical financial information included in the columns entitled “Regency Intrastate Gas LP” was derived from unaudited financial statements for the three-month period ended March 31, 2009.  Amounts shown as reductions in this column represent the disposition of Regency Intrastate Gas LP.

The unaudited pro forma combined financial information is based on assumptions that the Partnership believes are reasonable under the circumstances and are intended for informational purposes only.  Actual results may differ from the estimates and assumptions used.  They are not necessarily indicative of the financial results that would have occurred if this disposition had taken place on the dates indicated, nor are they indicative of future consolidated results.

Regency Energy Partners LP
Pro Forma Condensed Consolidated Income Statement
Unaudited
(in thousands except unit data and per unit data)

	Three Months Ended March 31, 2009	Regency Intrastate Gas LP	Pro Forma Adjustments		Pro Forma Combined

REVENUES
Gas sales	$148,270	$(2,014)			$146,256
NGL sales	49,585	(6)			49,579
Gathering, transportation and other fees, including related party amounts of $811	72,621	(10,267)			62,354
Net realized and unrealized gain (loss) from risk management activities	14,455	-			14,455
Other	5,194	(42)			5,152
Total revenues	290,125	(12,329)	-		277,796

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts of $247	182,901	(775)			182,126
Operation and maintenance	36,042	(2,286)			33,756
General and administrative	14,852	(20)	(1,274)	a	13,558
Gain on asset sales, net of transaction costs of $5,158	(133,932)	-	133,940	b	8
Management services termination fee	-	-			-
Depreciation and amortization	27,889	(2,448)			25,441
Total operating costs and expenses	127,752	(5,529)	132,666		254,889

OPERATING INCOME	162,373	(6,800)	(132,666)		22,907

Income from unconsolidated subsidiary	336	-	1,079	c	1,415
Interest expense, net	(14,227)	-	968	d	(13,259)
Other income and deductions, net	42	-			42
INCOME BEFORE INCOME TAXES	148,524	(6,800)	(130,619)		11,105
Income tax expense	100	-	-		100
NET INCOME	$148,424	$(6,800)	$(130,619)		$11,005
Net income attributable to noncontrolling interest	(35)	-	-		(35)
NET INCOME ATTRIBUTABLE TO REGENCY ENERGY PARTNERS LP	$148,389	$(6,800)	$(130,619)		$10,970

General partner's interest, including IDR	3,533				785
Allocation of net income to restricted units	1,354				90
Beneficial conversion feature for Class D common units	820				820
Limited partners' interest	$142,682				$9,275

Basic and Diluted earnings per unit:
Amount allocated to common and subordinated units	$142,682				$9,275
Weighted average number of common and subordinated units outstanding	77,271,886				77,271,886
Basic income per common and subordinated unit	$1.85				$0.12
Diluted income per common and subordinated unit	$1.78				$0.12
Distributions per unit	$0.445				$0.445

Amount allocated to Class D common units	$820				$820
Total number of Class D common units outstanding	7,276,506				7,276,506
Income per Class D common unit due to beneficial conversion feature	$0.11				$0.11
Distributions per unit	$-				$-

See accompanying notes to unaudited pro forma condensed consolidated financial statements

Regency Energy Partners LP
Notes to Unaudited Pro Forma Condensed Consolidated Financial Information

Pro Forma Adjustment Explanations

a.	Represents the Partnership’s fee for operating the RIGS Haynesville Partnership Co. under the Master Services Agreement.

b.
Represents the Partnership’s gain upon disposition of Regency Intrastate Gas LP as calculated in accordance with Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.”

c.	Represents equity income from unconsolidated subsidiary calculated as 38 percent of Regency Intrastate Gas LP net income.

d.	Represents the interest savings from the debt repayment of $80,607,000 using a 5.69 percent annual rate for 76 days.